Exhibit 99.1

Alpha Cognition Inc. Nasdaq: ACOG 1452 Hughes Road, Ste. 200 Grapevine, TX 65051 www.alphacognition.com info@alphacognition.com

Alpha Cognition Inc. Reports Fiscal 2025 Financial Results and Provides Operational Update

Alpha Cognition generated fourth quarter 2025 ZUNVEYL net product revenue of $2.5 million, contributing to full year 2025 total revenue of $10.2 million

Fourth quarter bottles dispensed increased 62% quarter-over-quarter to 4,941, with December representing the strongest month since launch

Executed second national PBM contract and initiating three studies to further support ZUNVEYL’s positioning in long-term care Alzheimer’s patients

Cash and cash equivalents totaled $66 million at year-end 2025, supporting the company’s continued target of operating profitability in 2027

Company to host conference call and webcast today, March 26, at 4:30 p.m. ET

VANCOUVER, B.C., Grapevine, TX, March 26, 2026. Alpha Cognition Inc. (ACOG: NASDAQ) (“Alpha Cognition”, “ACI”, or the “Company”), a biopharmaceutical company developing novel therapeutics for debilitating neurodegenerative disorders, today reported financial results for the fourth quarter and full year ended December 31, 2025, and provided a business update.

“2025 was a year of strong commercial execution for Alpha Cognition as we continued to build momentum for ZUNVEYL – the first new oral Alzheimer’s treatment approved in more than 15 years. In the fourth quarter, we saw strong growth in demand, with December representing our strongest month since launch. We’re encouraged by the increasing rates of repeat ordering, indicating ZUNVEYL is moving beyond initial trial and becoming increasingly integrated into routine management in long-term care,” said Michael McFadden, Chief Executive Officer of Alpha Cognition.

“Importantly, we also executed a second national PBM contract, bringing us to two of the four major PBMs relevant to long-term care. Combined with the consistent clinical feedback we’re hearing on ZUNVEYL’s tolerability and behavioral profile, we believe we are well positioned to continue driving adoption as payer pull-through improves in 2026. We enter the year well-capitalized and focused on expanding our commercial footprint, deepening prescriber engagement, and advancing toward operational profitability in 2027.”

ZUNVEYL Commercial Performance

●	Net ZUNVEYL Revenue: Generated approximately $2.5 million in net product revenue in the fourth quarter of 2025. Launch-to-date net product revenue through year-end 2025 was approximately $6.8 million. Total revenues for the year 2025 were approximately $10.2 million, inclusive of net product revenues and licensing revenue.

●	Bottles Dispensed: Dispensed 4,941 bottles in Q4, representing 62% quarter-over-quarter growth. December was the strongest single sales month since launch selling 1,859 bottles.

●	Expanding Prescriber Base and Adoption Expansion: Q4 prescribers increased 50% over the prior quarter. Cumulative homes with prescriptions increased 26% in Q4, an early indicator of broadening adoption in the long-term care setting.

●	Commercial Reach: Sales team reached 1,986 homes in the quarter and have engaged with approximately 4,000 unique facilities since commercial launch.

●	Payer progress: Executed a second national PBM agreement during the quarter and now has agreements with two of the four major PBMs relevant to the long-term care market.

Alpha Cognition Inc. Nasdaq: ACOG 1452 Hughes Road, Ste. 200 Grapevine, TX 65051 www.alphacognition.com info@alphacognition.com

Recent and Upcoming Business, Clinical, and Operational Highlights

●	Alpha Cognition will present new clinical data on ZUNVEYL at the upcoming American Association of Geriatric Psychiatrists (AAGP), and the Neuroscience Education Institute (NEI) Spring Congress in Q2 2026.

●	Alpha Cognition continues to expect two product approvals ex-US via our partner, CMS, in Asia.

●	Announced Issuance of additional U.S. patent covering ZUNVEYL dosing regimens.

●	Enrollment is ongoing in the BEACON study, a real-world effectiveness study to evaluate the impact of ZUNVEYL on cognition, behavior, and tolerability in the long-term care setting.

●	Plan to initiate CONVERGE study, a retrospective data analysis in the long-term care environment that will provide data on ZUNVEYL in long term care Alzheimer’s patients. The analysis will provide data from approximately 400 patients for ZUNVEYL in areas of tolerability, dosing, and polypharmacy.

●	Plan to Initiate RESOLVE study, a phase 4 study in Alzheimer’s disease (“AD”) patients to assess ZUNVEYL effect on tolerability and behaviors associated with AD. The Company believes the data could be supportive of future regulatory discussions and will be utilized with physicians and payers to inform them on tolerability of ZUNVEYL

●	Alpha Cognition plans to complete its preclinical work with a sublingual formulation and advance the product to the clinic in 2026 for treatment of mild-to-moderate AD. The Company believes this product, if approved, would be a disruptive formulation for AD patients with dysphagia or aphagia who currently have limited options for medication treatment

Full Year Fiscal 2025 Financial Results

●	Revenues: ZUNVEYL net product revenues were $6.8 million, and licensing revenue totaled $3.4 million, for a combined total of $10.2 million for the year ended December 31, 2025.

●	Research & Development: Expenses were $1.9 million, compared to $3.9 million for fiscal year 2024 as the Company transitioned to commercial stage.

●	Selling, General & Administrative: Expenses were $29.1 million, up from $8.0 million in 2024, reflecting increased commercial investment in personnel and infrastructure.

●	Operating Loss: $22.7 million, compared to $12.0 million in 2024.

●	Net Loss: $20.7 million, compared to $14.8 million in 2024. The Company benefited from favorable changes to the fair value warrant liabilities.

●	Cash Position: $66.0 million as of December 31, 2025, compared to $48.5 million as of December 31, 2024. Following the $40 million in net proceeds from our capital raise completed in October 2025, the Company expects a cash runway of approximately two years at forecasted operating levels.

Alpha Cognition Inc. Nasdaq: ACOG 1452 Hughes Road, Ste. 200 Grapevine, TX 65051 www.alphacognition.com info@alphacognition.com

Conference Call Information

Alpha Cognition will host a conference call and webcast today, March 26 at 4:30 p.m. Eastern Time. To access the live conference call by phone, dial 877-407-9039 or 201-689-8470. The live audio webcast will be accessible at https://viavid.webcasts.com/starthere.jsp?ei=1753776&tp_key=c7346c57d0. An archived version of the webcast will be available for replay on the Alpha Cognition Investor Relations page following the event.

About Alpha Cognition Inc.

Alpha Cognition Inc. is a commercial stage, biopharmaceutical company dedicated to developing treatments for patients suffering from neurodegenerative diseases, such as Alzheimer’s disease and Cognitive Impairment with mild Traumatic Brain Injury (“mTBI”), for which there are currently no approved treatment options.

ZUNVEYL is a patented drug approved as a new generation acetylcholinesterase inhibitor for the treatment of Alzheimer’s disease, with expected minimal gastrointestinal side effects. ZUNVEYL’s active metabolite is differentiated from donepezil and rivastigmine in that it binds neuronal nicotinic receptors, most notably the alpha-7 subtype, which is known to have a positive effect on cognition. ALPHA-1062 is also being developed in combination with memantine to treat moderate to severe Alzheimer’s dementia, and as an intranasal formulation for Cognitive Impairment with mTBI.

For further information:

Investor Relations

LifeSci Advisors, PJ Kelleher

pkelleher@lifesciadvisors.com

INDICATION AND USAGE

ZUNVEYL is a cholinesterase inhibitor indicated for the treatment of mild to moderate dementia of the Alzheimer’s type in adults.

IMPORTANT SAFETY INFORMATION

CONTRAINDICATIONS

ZUNVEYL is contraindicated in patients with known hypersensitivity to benzgalantamine, galantamine, or to any inactive ingredients in ZUNVEYL. Serious skin reactions have occurred.

WARNINGS AND PRECAUTIONS

Serious Skin Reactions: Serious skin reactions (Stevens-Johnson syndrome and acute generalized exanthematous pustulosis) have been reported in patients receiving galantamine (the active metabolite of ZUNVEYL tablets). If signs or symptoms suggest a serious skin reaction, use of this drug should not be resumed, and alternative therapy should be considered.

Alpha Cognition Inc. Nasdaq: ACOG 1452 Hughes Road, Ste. 200 Grapevine, TX 65051 www.alphacognition.com info@alphacognition.com

Anesthesia: See Drug Interactions Section

Cardiovascular Conditions: Cholinesterase inhibitors, including ZUNVEYL, have vagotonic effects on the sinoatrial and atrioventricular nodes, leading to bradycardia and AV block. Bradycardia and all types of heart block have been reported in patients taking cholinesterase inhibitors, both with and without known underlying cardiac conduction abnormalities. Therefore, all patients should be considered at risk for adverse effects on cardiac conduction.

Patients treated with galantamine up to 24 mg/day using the recommended dosing schedule showed a dose-related increase in risk of syncope.

Gastrointestinal Conditions: Cholinesterase inhibitors, including ZUNVEYL, may increase gastric acid secretion. Patients should be monitored closely for active or occult gastrointestinal bleeding, especially those with a history of ulcer disease or those receiving concurrent nonsteroidal anti-inflammatory drugs (NSAIDs). Clinical studies of galantamine have shown no increase, relative to placebo, in the incidence of either peptic ulcer disease or gastrointestinal bleeding.

Galantamine has been shown to produce nausea, vomiting, diarrhea, anorexia, and weight loss. Monitor the patient’s weight during therapy with ZUNVEYL

Genitourinary Conditions: Although this was not observed in clinical trials with galantamine, cholinesterase inhibitors, including ZUNVEYL, may cause bladder outflow obstruction.

Neurological Conditions: Cholinesterase inhibitors are believed to have some potential to cause generalized convulsions. Seizure activity may also be a manifestation of Alzheimer’s disease. Patients with Alzheimer’s disease should be monitored closely for seizures while taking ZUNVEYL.

Pulmonary Conditions: Cholinesterase inhibitors, including ZUNVEYL, should be prescribed with care to patients with a history of severe asthma or obstructive pulmonary disease. Monitor for respiratory adverse reactions.

ADVERSE REACTIONS

The most common adverse reactions with galantamine tablets (≥5%) were nausea, vomiting, diarrhea, dizziness, headache, and decreased appetite.

DRUG INTERACTIONS

Use with Anticholinergics: Galantamine has the potential to interfere with the activity of anticholinergic medications.

Use with Cholinomimetics and Other Cholinesterase Inhibitors: A synergistic effect is expected when cholinesterase inhibitors are given concurrently with succinylcholine, other cholinesterase inhibitors, similar neuromuscular blocking agents or cholinergic agonists such as bethanechol.

USE IN SPECIFIC POPULATIONS

Pregnancy: Based on animal data may cause fetal harm.

Hepatic Impairment: In patients with moderate hepatic impairment, a decrease in clearance of galantamine was observed; therefore, a dosage adjustment is recommended. Use of ZUNVEYL in patients with severe hepatic impairment is not recommended.

Renal Impairment: In patients with a creatinine clearance of 9 to 59 mL/min, an increase in exposure of galantamine was observed; therefore, a dosage adjustment is recommended. Use of ZUNVEYL in patients with creatinine clearance less than 9 mL/min is not recommended.

These are not all of the possible side effects of ZUNVEYL. You can report side effects to the FDA. Visit www.fda.gov/MedWatch or call 1-800-FDA-1088. Please click here for Full Prescribing Information.

Alpha Cognition Inc. Nasdaq: ACOG 1452 Hughes Road, Ste. 200 Grapevine, TX 65051 www.alphacognition.com info@alphacognition.com

Forward-looking Statements

This news release includes forward-looking statements within the meaning of applicable securities laws. Except for statements of historical fact, any information contained in this news release may be a forward-looking statement that reflects the Company’s current views about future events and are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Such statements include but are not limited to statements regarding the future success of the commercialization of ZUNVEYL, statement regarding the timing and potential outcomes of the Company’s ongoing clinical and preclinical studies, statements regarding future presentations, statements regarding potential product approvals and other statements regarding the future anticipated operations of the Company. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Although the Company believes to have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. The Company cannot ensure that the actual results will be consistent with these forward-looking statements. These forward-looking statements are subject to certain risks, including risks regarding our ability to raise sufficient capital to implement our plans to continue to commercialize ZUNVEYL, risks regarding the efficacy and tolerability of ZUNVEYL, risks related to ongoing regulatory oversight on the safety of ZUNVEYL, risk related to market adoption of ZUNVEYL, risks related to the Company’s intellectual property in relation to ZUNVEYL, risks related to the commercial manufacturing, distribution, marketing and sale of ZUNVEYL, risks related to product liability, risks related to our ongoing clinical trials and other risks as described in the Company’s filings with Canadian securities regulatory authorities and available at www.sedar.com and the Company’s filings with the United States Securities and Exchange Commission (the “SEC”), including those risk factors under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 31, 2025 and the Company’s other filings with the SEC available at www.sec.gov. These forward-looking statements speak only as of the date of this news release and the Company undertakes no obligation to revise or update any forward-looking statements for any reason, even if new information becomes available in the future, except as required by law.

Note regarding Key Performance Indicators

As the company began commercial sales of ZUNVEYL in 2025, management has identified several key performance indicators that it utilizes to assess the progress of commercialization and sale of ZUNVEYL and the success of its operations period over period. These key performance indicators include bottles dispensed, number of prescribers, homes and unique facilities engaged. These indicators are defined below along with management’s reasons for focusing on these indicators.

“Bottles dispensed” refers to the number of 30-day prescriptions of ZUNVEYL filled during a given period. This data is sourced from third-party providers. Reported figures reflect the bottles recorded as dispensed within that period based on management’s review of the data. Because the data may be updated over time, actual totals may vary slightly.

Alpha Cognition Inc. Nasdaq: ACOG 1452 Hughes Road, Ste. 200 Grapevine, TX 65051 www.alphacognition.com info@alphacognition.com

Management considers bottles dispensed a key performance metric because it closely reflects real-world product usage and is a meaningful indicator of ZUNVEYL’s commercial performance and the Company’s operational progress.

“Prescribers” refers to the number of healthcare providers actively writing prescriptions for ZUNVEYL at the end of a reported period. This data is sourced from third-party providers and is evaluated on a weekly basis. The reported number reflects prescriber activity at a specific point in time and may not represent the total number of prescribers throughout the entire period.

Management considers prescribers a key metric because it indicates the level of commercial adoption of ZUNVEYL among healthcare providers and helps assess the potential for future growth in bottles dispensed.

“Homes” refers to the number of long-term care facilities where medical staff have prescribed ZUNVEYL to patients residing in those facilities. “Unique facilities engaged” refers to the number of long-term care facilities with which the Company’s sales team has had discussions regarding prescribing ZUNVEYL.

This data is sourced from third-party providers. Reported figures may vary from actual totals as data is updated over time.

Management considers homes and unique facilities engaged to be key performance metrics, as they reflect the effectiveness of the Company’s sales efforts in reaching potential prescribers and expanding coverage within the long-term care market.

Note regarding Financial Statements

The Company’s actual consolidated financial results remain subject to completion of our annual audit procedures for the year ended December 31, 2025. Our actual audited consolidated financial results for the year ended December 31, 2025 are expected to be reported in connection with the filing of our Annual Report on Form 10-K for the year ended December 31, 2025, which is expected to be filed on or about March 31, 2026. Our actual consolidated financial results may differ from the results included in this release, including as a result of audit adjustments and other developments that may arise between now and when the Form 10-K is finalized and filed. This release should not be viewed as a substitute for audited consolidated financial statements and related notes as of and for the year ended December 31, 2025 prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Accordingly, you should not place undue reliance on this release, which has been prepared by, and is the responsibility of, our management.

Alpha Cognition Inc. Nasdaq: ACOG 1452 Hughes Road, Ste. 200 Grapevine, TX 65051 www.alphacognition.com info@alphacognition.com

Alpha Cognition Inc.

Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
	2025	2024
ASSETS

Current assets
Cash and cash equivalents	$66,046,789	$48,546,210
Restricted cash	58,400	17,872
Accounts receivable, net	4,236,136	0
Inventory	5,123,496	615,133
Prepaid expenses and other current assets	3,545,451	1,071,963
Total current assets	79,010,272	50,251,178
Other assets	0	45,714
Equipment, net	328,540	27,077
Intangible assets, net	391,423	412,969
Total assets	$79,730,235	$50,736,938

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$8,976,904	$2,439,289
Current portion of promissory note - related party	0	911,463
Current deferred income	153,171	0
Total current liabilities	9,130,075	3,350,752
Deferred income	35,944	0
Option liability	3,174,662	2,368,218
Warrant liabilities	4,812,198	5,820,358
Other long-term liabilities	47,181	102,783
Total liabilities	17,200,060	11,642,111

Stockholders’ equity
Common shares, no par value, unlimited shares authorized, 21,742,104 and 16,019,787 shares issued and outstanding as of December 31, 2025, and December 31, 2024	133,891,673	99,128,230
Class B preferred shares, no par value, unlimited shares authorized, 316,655 shares issued and outstanding as of December 31, 2025, and December 31, 2024	62	62
Additional paid-in capital	25,849,516	16,507,736
Accumulated other comprehensive loss	(104,301)	(104,301)
Accumulated deficit	(97,106,775)	(76,436,900)
Total stockholders’ equity	62,530,175	39,094,827
Total liabilities and stockholders’ equity	$79,730,235	$50,736,938

Alpha Cognition Inc. Nasdaq: ACOG 1452 Hughes Road, Ste. 200 Grapevine, TX 65051 www.alphacognition.com info@alphacognition.com

Alpha Cognition Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

	For the Year Ended December 31,
	2025	2024

Revenues
Product sales, net	$6,792,024	$0
Licensing	3,428,251	0
Total revenues	10,220,275	0

Cost of product sales, excluding amortization of intangible asset	474,006	0
Cost of licensing revenue	1,441,317	0
Amortization of intangible asset	21,546	79,875
Research and development	1,867,972	3,920,412
Selling, general and administrative expenses	29,076,123	8,012,230
Total operating expenses	32,880,964	12,012,517

Loss from operations	(22,660,689)	(12,012,517)

Other income (expenses)	1,990,814	(2,776,210)

Net loss	$(20,669,875)	$(14,788,727)

Net loss per share, basic	$(1.17)	$(2.04)
Weighted-average shares used to compute net loss per share, basic	17,680,597	7,247,864